UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2021

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
700 Milam Street, Suite 1900
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 375-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 10, 2021, Courtney Mather resigned from the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) and the Board appointed Andrew Teno to serve as a member of the Board, effective immediately. Mr. Teno was appointed to the Board pursuant to the Nomination & Standstill Agreement (the “Agreement”) by and among the Company and Icahn Partners Master Fund LP, Icahn Partners LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings LP, Icahn Enterprises G.P. Inc., Beckton Corp., High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Carl C. Icahn, Jonathan Christodoro and Samuel Merksamer (collectively, the “Icahn Group”), dated as of August 21, 2015. Mr. Teno was appointed to the Audit Committee of the Board. Mr. Teno is considered an independent director and satisfies the requirements for service on the Board’s Audit Committee under the NYSE American’s corporate governance listing standards.

Mr. Teno has been a Portfolio Manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since October 2020. From 2011 to 2020, prior to joining Icahn Capital, Mr. Teno worked at Fir Tree Partners, a New York based private investment firm that invests worldwide in public and private companies, real estate and sovereign debt, where he focused on value investing across capital structures, industries and geographies. Mr. Teno also served on the board of directors of Eco-Stim Energy Solutions, Inc., an oilfield services and technology company, from March 2017 to December 2018. Prior to joining Fir Tree, Mr. Teno worked at Crestview Partners from July 2009 to July 2011 as an associate in their Private Equity business. Prior to joining Crestview, Mr. Teno worked at Gleacher Partners, an M&A boutique, from July 2007 to July 2009. Mr. Teno received an undergraduate business degree from the Wharton School at the University of Pennsylvania in 2007.

Mr. Teno will receive the same compensation as the Company’s other non-employee directors, pro-rated from the date of his appointment, as described in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 10, 2020 (the “Proxy Statement”). In connection with his appointment, Mr. Teno has entered into the Company’s standard form of Indemnification Agreement, as described in the Proxy Statement.

There are no transactions between Mr. Teno and the Company that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	February 16, 2021	By:	/s/ Zach Davis
		Name:	Zach Davis
		Title:	Senior Vice President and
Chief Financial Officer